Exhibit 10.2

AMENDMENT NUMBER TWO TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment Number Two to Amended and Restated Employment Agreement (this “Amendment”) between Gogo Business Aviation LLC (the “Company”) and Karen Jackson (“Executive”) is dated as of December 13, 2023.

WHEREAS, the Company and Executive have heretofore entered into an Amended and Restated Employment Agreement dated as of February 10, 2020, as amended by Amendment Number One thereto dated as of March 25, 2022 (the “Agreement”);

WHEREAS, the Company and Executive have heretofore entered into a number of waiver letters that deferred both the mutual agreement deadline and the automatic end date of the Transition Term, in each case as set forth in Section 8(g) of the Agreement; and

WHEREAS, the Company and Executive desire to amend the Agreement to reflect their mutual agreement to extend the Transition Term and confirm that Executive’s employment with the Company shall end as of April 1, 2024.

NOW, THEREFORE, pursuant to Section 17 of the Agreement, the Agreement is hereby amended as follows, effective as of December 13, 2023:

1.
Section 8(g) of the Agreement is hereby deleted in its entirety and is replaced with the following:

(g) Transition Term. The Company and Executive agree that, as of April 1, 2024, Executive’s employment with the Company shall automatically end; provided, that Executive has remained continuously employed with the Company from the date hereof through such date (the “Transition Term”).

2.
Except as amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and Executive has executed this instrument as of this 13 day of December, 2023.

Gogo Business Aviation LLC

By: /s/ Oakleigh Thorne

Name: Oakleigh Thorne

Title: Chief Executive Officer

Executive:

/s/Karen Jackson_________

Karen Jackson